Exhibit 99.1

CALIBER REPORTS THIRD QUARTER 2024 RESULTS
Platform revenue increased 98.9% compared to prior year same quarter, resulting in positive platform earnings

SCOTTSDALE, Ariz., November 12, 2024 – Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and asset manager, today reported results for the third quarter ended on September 30, 2024.

Within this earnings release, we refer to performance results of the ‘Platform’. Platform refers to the performance of CWD itself, excluding the performance of certain assets & funds that are included in our consolidated results, as required by the United States generally accepted accounting standards (“GAAP”). Management believes that Platform performance offers the most meaningful information needed to understand the value of CWD. The assets and funds that are consolidated into our GAAP presentation are included because Caliber is a guarantor of debt held by these assets and funds.

While GAAP consolidation rules require CWD to include the performance and cash flows of these assets & funds in our consolidated financial information, CWD does not benefit from the performance of those assets & funds, except to the extent that CWD earns fees from managing the assets and funds (which are included in the Platform results). Management believes presenting Platform results, which exclude consolidated assets, directly shows the business performance that CWD stockholders benefit from.

Third Quarter 2024 Platform Financial Highlights (compared to third quarter 2023)

•Platform revenue of $7.4 million, a 98.9% increase
◦Asset management revenue of $7.2 million drove the stated results
◦Performance allocations of $0.2 million
•Platform earnings of $0.2 million, or $0.01 per diluted share, compared to Platform loss of $3.4 million, or $0.16 per diluted share
•Platform Adjusted EBITDA of $2.4 million, a 259.6% increase compared to Platform Adjusted EBITDA loss of $1.5 million
•Fair value assets under management (“FV AUM”) of $807.0 million, an 8.9% increase compared to December 31, 2023, primarily due to the acquisitions of our West Ridge property in Colorado and Canyon Corporate Plaza property in Arizona, net market appreciation, and construction activity; partially offset by land parcel sales at Johnstown, the sale of a school property, and the sale of a self-storage property
•Managed capital of $485.3 million, a 10.9% increase compared to December 31, 2023, with originations of $61.4 million, offset by redemptions of $13.8 million

Exhibit 99.1

Management Commentary

"We delivered strong third quarter results with a 98.9% increase nearly doubling Platform revenue, primarily driven by higher fee income from loan placements and offerings,” said Chris Loeffler, CEO of Caliber. “This top-line growth, paired with the impact of our recent cost-reduction initiatives, has boosted our performance, resulting in positive Platform adjusted EBITDA and Platform earnings during the third quarter, ahead of our fourth-quarter 2024 target.”

“While fundraising and commercial real estate remain volatile, for reasons I look forward to discussing on today’s call, our strategic and tactical progress towards consistent, profitable growth is clear.”

Business Update

The following are key milestones completed both during and subsequent to the third quarter ended September 30, 2024.

•On July 2, 2024, Caliber announced the sale of 24-7 Automated Storage, a 348-unit self-storage facility in Casa Grande, Ariz., for $4.6 million.
•On October 1, 2024, Caliber announced the launch of its innovative new Qualified Opportunity Zone Fund Roll-Up program and completed its first merger with a third-party fund resulting in a $14 million increase in managed capital in Caliber’s existing qualified opportunity zone fund (“QOF”), the Caliber Tax Advantaged Opportunity Zone Fund, LP (CTAF I).
•On October 8, 2024, Caliber announced that it reached a definitive agreement with Satori Collective where Satori will contribute seven hotel properties to Caliber subsidiary Caliber Hospitality Trust (CHT), an externally advised private hospitality corporation. The contribution, when closed, is expected to increase assets under management (“AUM”) by approximately $120 million.

Third Quarter 2024 Consolidated Financial Results (compared to third quarter 2023)

Caliber’s GAAP consolidated financial statements have been impacted by the deconsolidation of certain variable interest entities’ assets, liabilities, revenues, and expenses. These entities were deconsolidated because Caliber was no longer a guarantor on the respective entities’ third party debt. Caliber’s GAAP financial metrics are impacted by the timing of deconsolidation. As such, prior periods presented may not be comparable due to the deconsolidation of certain entities in the current period.

•Total consolidated revenue of $11.3 million, a 33.6% decrease reflecting the deconsolidation of Caliber Hospitality, LP and CHT, in March 2024. Caliber estimates total revenue would have increased had the deconsolidated asset results not been included in the Q3 2023 comparison period.

•Consolidated net income attributable to Caliber of $0.1 million, or $0.01 per diluted share, compared to net loss attributable to Caliber of $3.4 million or $0.16 per diluted share
•Consolidated Adjusted EBITDA of $4.2 million, compared to Consolidated Adjusted EBITDA loss of $3.2 million.

Conference Call Information

Caliber will host a conference call today, Tuesday, November 12, 2024, at 5:00 p.m. Eastern Time (ET) to discuss its third quarter 2024 financial results and business outlook. To access this call, dial 1-800-717-1738 (domestic) or 1-646-307-1865 (international). A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the Company’s ability to adequately grow cumulative fundraising, AUM and annualized platform revenue to meet 2026 targeted goals, the closing of the transaction with L.T.D. Hospitality Group LLC and the viability of and ability of the Company to adequately access the real estate and capital markets. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.Rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS) (UNAUDITED)

The following information reconciles the performance of the Platform to the consolidated GAAP presentation. Management believes that the Platform view of Caliber’s performance is more meaningful to a CWD shareholder since it includes all revenues and expenses generated by Caliber and its wholly owned subsidiaries.

ASSET MANAGEMENT PLATFORM SEGMENT(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30, 2024
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$7,242	$(712)	$6,530
Performance allocations	174	1	175
Consolidated funds – hospitality revenue	—	2,494	2,494
Consolidated funds – other revenue	—	2,103	2,103
Total revenues	7,416	3,886	11,302
Expenses
Operating costs	4,727	(135)	4,592
General and administrative	1,450	(9)	1,441
Marketing and advertising	175	(1)	174
Depreciation and amortization	145	4	149
Consolidated funds – hospitality expenses	—	3,097	3,097
Consolidated funds – other expenses	—	975	975
Total expenses	6,497	3,931	10,428

Other income (expenses), net	526	(101)	425
Interest income	59	(8)	51
Interest expense	(1,348)	(1)	(1,349)
Net income (loss) before income taxes	$156	$(155)	$1
Provision for income taxes	—	—	—
Net income (loss)	156	(155)	1
Net income attributable to noncontrolling interests	—	(145)	(145)
Net income (loss) attributable to CaliberCos Inc.	$156	$(10)	$146
Basic Platform income per share	$0.01		$0.01
Diluted Platform income per share	$0.01		$0.01
Weighted average common shares outstanding:
Basic	22,128		22,128
Diluted	24,867		24,867
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

	Three Months Ended September 30, 2023
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$3,704	$(1,388)	$2,316
Performance allocations	24	12	36
Consolidated funds – hospitality revenue	—	12,526	12,526
Consolidated funds – other revenue	—	2,147	2,147
Total revenues	3,728	13,297	17,025
Expenses
Operating costs	4,724	157	4,881
General and administrative	1,651	21	1,672
Marketing and advertising	208	2	210
Depreciation and amortization	73	67	140
Consolidated funds – hospitality expenses	—	18,644	18,644
Consolidated funds – other expenses	—	2,883	2,883
Total expenses	6,656	21,774	28,430

Other income (expenses), net	149	265	414
Interest income	730	(645)	85
Interest expense	(1,317)	1	(1,316)
Net loss before income taxes	$(3,366)	$(8,856)	$(12,222)
Provision for income taxes	—	—	—
Net loss	(3,366)	(8,856)	(12,222)
Net loss attributable to noncontrolling interests	—	(8,813)	(8,813)
Net loss attributable to CaliberCos Inc.	$(3,366)	$(43)	$(3,409)
Basic and Diluted Platform loss per share	$(0.16)		$(0.16)
Weighted average common shares outstanding:
Basic and diluted	21,238		21,238

PLATFORM REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30, 2024
	2024	2023
Fund set-up fees	$831	$398
Fund management fees	2,744	2,457
Financing fees	464	154
Development and construction fees	3,084	516
Brokerage fees	119	179
Total asset management	7,242	3,704
Performance allocations	174	24
Total revenue	$7,416	$3,728
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

FVAUM and Managed Capital (UNAUDITED)

The following information summarizes management’s estimates of fair value related to the entire portfolio of investments that Caliber manages and the total amount of capital that is being managed across the portfolio. The fair value of our AUM conveys an indication of the overall health of our investments and potentially how much performance allocation Caliber would earn if those assets were sold. Managed Capital is used to evaluate, among other things, the amount of asset management fees we generate from the portfolio.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2023	$741,190
CHT contribution	29,900
Construction and net market appreciation	10,971
Assets sold(3)	(12,771)
Credit(1)	(781)
Other(2)	(1,771)
Balances as of March 31, 2024	766,738
Assets acquired(4)	14,000
Construction and net market appreciation	27,994
Assets sold or disposed(3)	(22,994)
Credit(1)	(12,835)
Other(2)	310
Balances as of June 30, 2024	773,213
Assets acquired(4)	20,590
Construction and net market appreciation	11,910
Credit(1)	(431)
Other(2)	1,679
Balances as of September 30, 2024	$806,961

FV AUM, by asset class
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	September 30, 2024	December 31, 2023
Real Estate
Hospitality	$68,800	$67,200
Caliber Hospitality Trust	240,300	201,600
Residential	162,100	138,000
Commercial	255,600	240,400
Total Real Estate	726,800	647,200
Credit(1)	70,541	84,588
Other(2)	9,620	9,402
Total	$806,961	$741,190
___________________________________________
(1) Other FV AUM represents undeployed capital held in our diversified funds.
(2) Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3) Assets sold during the nine months ended September 30, 2024 include a commercial asset, lot sales related to two development assets in Colorado, and one home from our residential fund.
(4) Assets acquired during the nine months ended September 30, 2024, include West Ridge, a 133 acre mixed-use land development in Colorado and Canyon, an office building conversion to multi-family residential..

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

		Managed Capital
Balances as of December 31, 2023		$437,625
Originations		19,099
Redemptions		(2,819)
Balances as of March 31, 2024		453,905
Originations		18,936
Redemptions		(3,041)
Balances as of June 30, 2024		469,800
Originations		23,372
Redemptions		(7,900)
Balances as of September 30, 2024		$485,272

	September 30, 2024	December 31, 2023
Real Estate
Hospitality	$47,560	$43,660
Caliber Hospitality Trust(1)	96,879	70,747
Residential	92,683	74,224
Commercial	167,989	155,004
Total Real Estate(2)	405,111	343,635
Credit(3)	70,541	84,588
Other(4)	9,620	9,402
Total	$485,272	$437,625
_________________________________________
(1) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(2) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. As of September 30, 2024 and December 31, 2023, the Company had invested $19.7 million and $18.3 million, respectively, in our funds.
(3) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. As of September 30, 2024 and December 31, 2023, the Company had loaned $0.3 million and $8.5 million to our funds.
(4) Other managed capital represents undeployed capital held in our diversified funds.

Consolidated GAAP Results

The following information presents our consolidated GAAP results which includes the performance of certain entities we manage where Caliber is the guarantor of debt owed by those entities, despite not having significant equity at risk. As a result of these guarantor commitments, Caliber is required under GAAP to include the assets, liabilities, revenues and expenses of those entities even though a shareholder of CWD stock is neither entitled to nor exposed by those entities’ benefits or obligations. This accounting outcome also removes revenues that we earn from those entities, which a shareholder of CWD stock would be entitled to. See discussion elsewhere related to CWD’s Platform performance.

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,
	2024	2023
	(unaudited)
Revenues
Asset management revenues	$6,530	$2,316
Performance allocations	175	36
Consolidated funds – hospitality revenues	2,494	12,526
Consolidated funds – other revenues	2,103	2,147
Total revenues	11,302	17,025

Expenses
Operating costs	4,592	4,881
General and administrative	1,441	1,672
Marketing and advertising	174	210
Depreciation and amortization	149	140
Consolidated funds – hospitality expenses	3,097	18,644
Consolidated funds – other expenses	975	2,883
Total expenses	10,428	28,430

Other income, net	425	414
Interest income	51	85
Interest expense	(1,349)	(1,316)
Net income (loss) before income taxes	1	(12,222)
Benefit from income taxes	—	—
Net income (loss)	1	(12,222)
Net loss attributable to noncontrolling interests	(145)	(8,813)
Net income (loss) attributable to CaliberCos Inc.	146	(3,409)
Basic net income (loss) per share attributable to common stockholders	$0.01	$(0.16)
Diluted net income (loss) per share attributable to common stockholders	$0.01	$(0.16)
Weighted average common shares outstanding:
Basic	22,128	21,238
Diluted	24,867	21,238

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Cash	$516	$940
Restricted cash	2,534	2,569
Real estate investments, net	21,515	21,492
Notes receivable - related parties	—	50
Due from related parties	12,305	9,709
Investments in unconsolidated entities	12,723	3,338
Operating lease - right of use assets	159	193
Prepaid and other assets	2,808	2,781
Assets of consolidated funds
Cash	1,053	2,865
Restricted cash	—	11,266
Real estate investments, net	46,084	185,636
Accounts receivable, net	184	1,978
Notes receivable - related parties	58,233	34,620
Operating lease - right of use assets	—	10,318
Prepaid and other assets	469	11,677
Total assets	$158,583	$299,432

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
Liabilities and Stockholders’ Equity
Notes payable	$49,673	$53,799
Accounts payable and accrued expenses	8,638	8,886
Due to related parties	210	257
Operating lease liabilities	100	119
Other liabilities	763	420
Liabilities of consolidated funds
Notes payable, net	33,752	129,684
Notes payable - related parties	—	12,055
Accounts payable and accrued expenses	1,444	11,736
Due to related parties	35	101
Operating lease liabilities	—	13,957
Other liabilities	687	2,400
Total liabilities	95,302	233,414

Commitments and Contingencies

Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 14,967,702 and 13,872,671 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	15	14
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as September 30, 2024 and December 31, 2023	7	7
Paid-in capital	41,348	39,432
Accumulated deficit	(46,784)	(36,830)
Stockholders’ equity (deficit) attributable to CaliberCos Inc.	(5,414)	2,623
Stockholders’ equity attributable to noncontrolling interests	68,695	63,395
Total stockholders’ equity	63,281	66,018
Total liabilities and stockholders’ equity	$158,583	$299,432

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provides investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Asset Management Platform or Platform

Platform refers to the performance of the Caliber asset management platform segment, which generates revenues and expenses from managing our investment portfolio, which does not include any consolidated assets or funds. These activities include asset management, transaction services, and performance allocations. Management believes that this is an important view of the Company because it communicates performance of the Company that would be most useful for understanding the value of CWD.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Platform Earnings

Platform Earnings represents the performance of the Caliber asset management platform segment, which generates revenues and expenses from managing our investment portfolio, excluding any consolidated assets or funds.

Platform Earnings per Share

Platform Earnings per Share is calculated as Platform Earnings divided by weighted average CWD common shares outstanding.

Platform Adjusted EBITDA

Platform Adjusted EBITDA represents the Company’s Distributable Earnings adjusted for interest expense, the share repurchase costs related to the Company’s Buyback Program, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), Loss on CRAF Investment Redemption, Gain on extinguishment of Payroll Protection Program loans, and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to the CaliberCos Inc. Platform and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2024	2023
Net income (loss) attributable to CaliberCos Inc.	$146	$(3,409)
Net loss attributable to noncontrolling interests	(145)	(8,813)
Net income (loss)	1	(12,222)
Provision for income taxes	—	—
Net income (loss) before income taxes	1	(12,222)
Depreciation and amortization	145	140
Consolidated funds' impact on fee-related earnings	45	8,477
Stock-based compensation	738	393
Severance	25	6
Performance allocations	(175)	(36)
Other expenses (income), net	(425)	(414)
Interest expense, net	1,289	587
Fee-related earnings	1,643	(3,069)
Performance allocations	175	36
Interest expense, net	(1,289)	(587)
Provision for income taxes	—	—
Distributable earnings	529	(3,620)
Interest expense	1,349	1,316
Other expenses (income), net	425	414
Provision for income taxes	—	—
Consolidated funds' impact on Caliber adjusted EBITDA	109	379
Platform adjusted EBITDA	2,412	(1,511)
Consolidated funds' EBITDA adjustments	1,836	(1,646)
Consolidated adjusted EBITDA	$4,248	$(3,157)